SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2006

THE UNION LIGHT, HEAT AND POWER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
2-7793	THE UNION LIGHT, HEAT AND POWER COMPANY (A Kentucky Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-0473080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 25, 2006, The Union Light, Heat and Power Company (“ULH&P”) completed the acquisition from The Cincinnati Gas & Electric Company (“CG&E”), ULH&P’s parent company,  of CG&E’s ownership interest in the East Bend Generating Station, the Woodsdale Generating Station, and one generating unit at the four-unit Miami Fort Generating Station.  The transfer was effective as of January 1, 2006 at a net book value of approximately $375 million for the generating assets, and approximately $24 million in inventory and other assets.  The transfer will result in a capital contribution by CG&E to ULH&P of approximately $145 million.  In addition, ULH&P has assumed certain tax-exempt debt obligations of CG&E totaling approximately $77 million, certain accounts payable of CG&E totaling approximately $90 million and certain asset retirement obligations of CG&E totaling approximately $2 million.  Furthermore, approximately $85 million in deferred tax liabilities resulted from the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE UNION LIGHT, HEAT AND POWER COMPANY

Dated: January 31, 2006	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer